Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050            Atlanta, Georgia 30346            (770) 481-0305            FAX (770) 901-9550

For Immediate Release

JAMESON INNS, INC. SCHEDULES RELEASE OF THIRD QUARTER RESULTS AND CONFERENCE CALL

Atlanta, GA (November 2, 2005) – Jameson Inns, Inc. (NASDAQ: JAMS), owner of Jameson Inn and Signature Inn hotels today announced that the Company will release financial results for its third quarter 2005, ended September 30, 2005, on Tuesday, November 8, 2005 after 4:30 P.M. (Eastern). Senior management will hold a conference call at 11:00 A.M. (Eastern) on Wednesday, November 9, 2005.

A live audio of the call will be accessible to the public by calling US/Canada Dial-In #: (877) 462-0700 International/Local Dial-In #: (706) 679-3971. Callers should dial in approximately 5 minutes before the call begins. The call is also available via the internet at www.jamesoninns.com.

A conference call replay will be available two hours following the call for seven days and can be accessed by calling: (800) 642-1687 (U.S. Callers) or (706) 645-9291 (International Callers) Conference ID 2031223. A replay of the conference call will also be available for thirty days following the call on www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Investor Relations Contacts:

EPOCH Financial	(888) 654-5318
James Kautz	jkautz@epochfinancial.com
Todd Atenhan	tatenhan@epochfinancial.com